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                                                                    Exhibit 23.4

                             [LECG, LLC Letterhead]

                              Consent of Appraiser

     LECG, LLC hereby consents to the references by AMI Semiconductor, Inc., AMIS Holdings, Inc., AMI Acquisition LLC and AMI Acquisition II LLC made to us and/or our appraisal (i) under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) in the Notes to the Combined/Consolidated Financial Statements of AMIS Holdings, Inc. and Subsidiaries, each in the Prospectus constituting a part of the Registration Statement, File No. 333-103070, on Form S-4 filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                              Sincerely,

                              LECG, LLC

                              By: /s/ Rick Hoffman
                                 ---------------------------------
                                 Name:  Rick Hoffman
                                 Title: Director


Date: May 9, 2003



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